UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2010

ANDREA ELECTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-4324	11-0482020
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

65 Orville Drive, Bohemia, New York 11716

(Address of principal executive offices)

(631) 719-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2010, Andrea Electronics Corporation entered into an employment agreement with Douglas J. Andrea, Chairman of the Board, President and Chief Executive Officer of the Company. The effective date of the employment agreement is August 1, 2010 and expires July 31, 2012 and is subject to renewal as approved by the Compensation Committee of the Board of Directors. Pursuant to his employment agreement, Mr. Andrea will receive an annual base salary of $337,500 for the period of August 1, 2010 through July 31, 2011 and Mr. Andrea will receive an annual base salary of $350,000 for the period of August 1, 2011 through July 31, 2012.

The employment agreement provides for quarterly and annual performance bonuses as follows:

•	quarterly bonus equal to 25% of the Company’s pre-bonus adjusted net after tax quarterly earnings in excess of $25,000 for a total quarterly bonus amount not to exceed $12,500; and

•	annual bonus equal to 10% of the Company’s annual pre-bonus adjusted net after tax earnings in excess of $300,000.

All bonuses shall be payable as soon as the Company’s cash flow permits. All bonus determinations or any additional bonus in excess of the above will be made in the sole discretion of the Compensation Committee.

The employment agreement also provides for the grant of 1,000,000 stock options to Mr. Andrea on the effective date of the employment agreement (August 1, 2010). In addition, an additional 1,000,000 stock options will be granted to Mr. Andrea on August 1, 2011. The stock options will vest ratably over a 3-year period, 33.3% on each August 1 following the effective date.

In the event of a change in control of the Company and subsequent termination of Mr. Andrea’s employment within the later of the term of the employment agreement or six months after the change in control, Mr. Andrea will be entitled to:

•	all earned but not paid salary and bonuses;

•	a sum equal to two years of Mr. Andrea’s most recent base salary plus a pro rated portion of his most recent annual and four quarterly bonuses paid immediately preceding the change of control;

•	a continuation for two years of health and medical benefits coverage substantially equivalent to the coverage maintained by the Company for Mr. Andrea prior to his termination; and

•	the immediate vesting of all stock options, whether then vested or unvested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREA ELECTRONICS CORPORATION

Dated: July 20, 2010	By:	/s/ Corisa L. Guiffre
Corisa L. Guiffre
Vice President and Chief Financial Officer

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